Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: Janet G. Keckeisen Vice President, Corporate Strategy and Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

DALLAS, TEXAS – February 20, 2019 – Kronos Worldwide, Inc. (NYSE:  KRO) announced a $0.01 per share increase in its regular quarterly dividend.  The board of directors has declared a regular quarterly dividend of eighteen cents ($0.18) per share on its common stock, payable on March 14, 2019 to stockholders of record at the close of business on March 5, 2019.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

* * * * *